As filed with the Securities and Exchange Commission on August 28, 2020

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEX LTD.
(Exact name of registrant as specified in its charter)

(Company Registration Number: 199002645H)

Singapore (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

2 Changi South Lane,
Singapore 486123
(65) 6876 9899
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Flex Ltd. 2017 Equity Incentive Plan
(Full title of the plan)

Scott Offer
Executive Vice President and General Counsel
Flex Ltd.
2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Shares, no par value	21,100,000	$10.56	$222,816,000	$28,921.52

(1)	The ordinary shares to be registered are issuable under the Flex Ltd. 2017 Equity Incentive Plan, as amended and restated. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares that may be offered or issued to prevent dilution as part of any stock split, stock dividend or similar transaction.

(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee, based on the average of the high and low prices of the ordinary shares on August 27, 2020, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of Registration Statement No. 333-220002 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) by Flex Ltd. (the “Company”) on August 16, 2017, relating to Ordinary Shares, no par value (the “Shares”), issuable pursuant to the Flex Ltd. 2017 Equity Incentive Plan (as amended and restated, the “Plan”). This registration statement is being filed to register an additional 21,100,000 Shares for issuance pursuant to the Plan. This registration statement consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on May 28, 2020;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c) The description of the Company’s Ordinary Shares contained in the Company’s registration statement on Form 8-A filed on January 31, 1994, as amended by the Forms 8-A/A filed on February 22, 2006 and October 23, 2006, as further amended by Exhibit 4.14 (Description of Registrant’s Securities) to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed) on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Constitution of Flex Ltd. (incorporating all amendments as at August 20, 2019)	10-Q	000-23354	10/30/2019	3.01

4.02	Description of Registrant’s Securities	10-K	000-23354	5/28/2020	4.14

5.01	Opinion of Allen & Gledhill LLP					X

15.01	Letter in Lieu of Consent of Deloitte & Touche LLP					X

23.01	Consent of Allen & Gledhill LLP (included in Exhibit 5.01)					X

23.02	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)					X

99.01	Flex Ltd. 2017 Equity Incentive Plan (as amended and restated as of August 7, 2020)	DEF 14A	000-23354	6/26/2020	Annex A

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 28th day of August 2020.

FLEX LTD.

By:	/s/ Revathi Advaithi
Revathi Advaithi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Revathi Advaithi and Christopher Collier, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Revathi Advaithi	Chief Executive Officer (Principal Executive Officer) and Director and Authorized U.S. Representative	August 28, 2020
Revathi Advaithi

/s/ Christopher E. Collier	Chief Financial Officer (Principal Financial Officer)	August 28, 2020
Christopher E. Collier
/s/ David P. Bennett	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 28, 2020
David P. Bennett

/s/ Michael D. Capellas	Chairman of the Board	August 28, 2020
Michael D. Capellas

/s/ Jennifer Li	Director	August 28, 2020
Jennifer Li

/s/ Erin L. McSweeney	Director	August 28, 2020
Erin L. McSweeney

Signature	Title	Date
/s/ Marc A. Onetto	Director	August 28, 2020
Marc A. Onetto

/s/ Willy C. Shih, Ph.D.	Director	August 28, 2020
Willy C. Shih, Ph.D.

/s/ Charles K. Stevens, III	Director	August 28, 2020
Charles K. Stevens, III

/s/ Lay Koon Tan	Director	August 28, 2020
Lay Koon Tan

/s/ William D. Watkins	Director	August 28, 2020
William D. Watkins

/s/ Lawrence A. Zimmerman	Director	August 28, 2020
Lawrence A. Zimmerman

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